Alexander & Baldwin Amends Credit Facility,
Adds $200 Million Term Loan to Support Strategic Growth

HONOLULU (November 6, 2025) /PRNewswire/— Alexander & Baldwin, Inc. (NYSE: ALEX) (the “Company”) today announced the amendment of its unsecured revolving credit facility, maintaining its existing $450 million borrowing capacity and executing a new $200 million term loan facility to further strengthen its capital structure and financial flexibility.
The terms of the amendment are generally consistent with the preceding revolving credit facility and include the addition of the new term loan facility. At closing, the Company drew the full $200 million term loan and used the proceeds to repay the $191 million outstanding balance on the revolving credit facility. The term loan matures on November 3, 2030. This reallocation from the revolver to a long-term loan replenishes the Company’s revolving capacity, lowers its cost of capital, and extends the weighted average maturity of its borrowings.
To align its debt structure with long-term strategy, the Company entered into interest rate swap agreements that lock in the full $200 million term loan through maturity. Based on the current applicable spread, these swaps result in an all-in weighted average fixed rate of 4.69%.
“This amendment to the revolving credit facility strengthens Alexander & Baldwin’s balance sheet by increasing liquidity and reducing interest expense, while extending the weighted average maturity of our borrowings by approximately one year,” said Clayton Chun, Executive Vice President, CFO & Treasurer. “These enhancements improve our financial flexibility and better position us to advance our strategic growth initiatives.”
ABOUT ALEXANDER & BALDWIN
Alexander & Baldwin, Inc. (NYSE: ALEX) (A&B) is the only publicly-traded real estate investment trust to focus exclusively on Hawai‘i commercial real estate and is the state's largest owner of grocery-anchored, neighborhood shopping centers. A&B owns, operates and manages approximately 4.0 million square feet of commercial space in Hawai‘i, including 21 retail centers, 14 industrial assets, and four office properties, as well as 146 acres of ground lease assets. Over its 155-year history, A&B has evolved with the state's economy and played a leadership role in the development of the agricultural, transportation, tourism, construction, residential and commercial real estate industries.

Learn more about A&B at www.alexanderbaldwin.com.

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Investor Contact:
Clayton Chun
(808) 525-8475
investorrelations@abhi.com

FORWARD-LOOKING STATEMENTS
Statements in this release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding possible or assumed future results of operations, business strategies, growth opportunities and competitive positions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Such forward-looking statements speak only as of the date the statements were made and are not guarantees of future performance. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those expressed in or implied by the forward-looking statements. These factors include, but are not limited to, prevailing market conditions and other factors related to the Company's REIT status and the Company's business, and the risk factors discussed in Part I, Item 1A of the Company's most recent Form 10-K under the heading "Risk Factors", Form 10-Q, and other filings with the Securities and Exchange Commission. The information in this release should be evaluated in light of these important risk factors. We do not undertake any obligation to update the Company's forward-looking statements.
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